Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 6, 2026 (the “Execution Date”), is entered into by and between Jaguar Health, Inc., a Delaware corporation, (the “Company”), and __________ (including its successors and assigns, “Investor”).

WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Investor desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a 6% unsecured promissory note of the Company, in the form attached hereto as Exhibit A (together with any note(s) issued in replacement thereof or otherwise with respect thereto in accordance with the terms thereof) (the “Note”) and (ii) a warrant to acquire shares of voting common stock, par value $0.0001 share, of the Company (the “Common Stock”), at an exercise price as set forth in that certain Common Stock Purchase Warrant (the “Warrant Shares”), in the form attached hereto as Exhibit B (the “Warrant” and, together with the Note and Warrant Shares, collectively, the “Securities”), upon the terms and subject to the limitations and conditions set forth in the Warrant; and

WHEREAS, this Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.
Purchase and Sale of Securities.
1.1.
Purchase of Securities. On the Closing Date (as defined below), the Company shall sell and issue to Investor and Investor shall purchase from the Company, for an aggregate of $[______] in principal amount of the Note and Warrant (the “Purchase Price”), subject to their express terms.
1.2.
Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and Warrant.
1.3.
Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be January 6, 2026, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of .pdf documents at such location as may be agreed to by the parties.
2.
Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement has been duly executed and delivered on behalf of Investor, and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor has all necessary power and authority under all applicable provisions of law to execute and deliver each Transaction Document and to carry out their provisions; (iv) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act (the “Accredited Investor”); (v) Investor is not registered as a ‘dealer’ under the Exchange Act; (vi) Investor is acquiring the Securities for investment for such Investor’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing the Securities; (vii) Investor has had an opportunity to discuss Company’s business, management and financial affairs with its management and to obtain any additional information which Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, including an opportunity to receive, review and understand the information set forth in Company’s financial statements, capitalization and other business information as Investor deems prudent; (viii) Investor acknowledges that no other representations or warranties, oral or written, have been made by Company or any agent thereof except as set forth in this Agreement; (ix) Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Note; (x) Investor has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the offering of the Note, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities; (xii) neither Investor, nor any person or entity with whom such Investor shares beneficial ownership of the Note, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii); (xiii) Investor is aware that there is currently no public market for the Note or the Warrant, that there is no guarantee that a public market will develop at any time in the future and Investor understands that the Securities are unregistered and may not presently be sold except in accordance with applicable securities laws; and (xiv) Investor understands that the Securities may not be readily sold or liquidated in case of an emergency or other financial need.
3.
Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Company’s business, assets, properties, operations, or financial condition or its ability to perform its obligations hereunder (a “Material Adverse Effect”); (iii) Company has registered its shares of voting common stock, $0.0001 par value per share (the “Common Shares”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and by general principles of equity; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s incorporation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except as would not have a Material Adverse Effect; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) within the 12 months immediately preceding the date hereof, except a Current Report on Form 8-K filed on February 20, 2025, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the Exchange Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; and (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on Company or which would materially adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents.
4.
Covenants.
4.1
Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Sections 5 and 6 of this Agreement.
4.2
Listing. The Company shall work in good faith to secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as Investor owns any of the Warrant or Warrant Shares, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon exercise of the Warrant.
4.3
Corporate Existence. So long as Investor beneficially owns the Note, the Company shall maintain its corporate existence.
4.4
Reservation of Shares. The Company covenants that while the Warrant remains outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Warrant Shares.
4.5
Certain Transactions and Confidentiality. Investor covenants that neither Investor, nor any affiliate acting on its behalf or pursuant to any understanding with Investor will execute any purchases or sales, including short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock)), of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, he will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) Investor makes no representation, warranty or covenant hereby that he will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company, (ii) Investor shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced by the Company, and (iii) Investor shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agent after the time that the transactions contemplated by this Agreement are first publicly announced by the Company.
4.6
Exercise Procedures. The form of Exercise Notice included in the Warrant sets forth the totality of the procedures required of Investor in order to exercise the Warrant. Without limiting the preceding sentences, no ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required in order to exercise the Warrant. No additional legal opinion, other information or instructions shall be required of Investor to exercise its Warrant. The Company shall honor exercises of the Warrant and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
4.7
Transfer or Re-sale. The parties agree that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) Investor shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.7 and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Investor shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
4.8
Legends. The parties agree that the Note and Warrant and, until such time as the Warrant Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT

REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

5.
Conditions Precedent to Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note and Warrant to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
5.1.
Investor shall have executed this Agreement and delivered the same to Company.
5.2.
Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.
6.
Conditions Precedent to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note and Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:
6.1.
Company shall have executed this Agreement, the Note, and the Warrant and delivered the same to Investor.

Payment by Investor of the Purchase Pirce shall evidence satisfaction of the foregoing conditions of this Section 6.

7.
Miscellaneous. The provisions set forth in this Section 7 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 7 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.
7.1.
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law (whether of the State of New York or any other jurisdiction). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.2.
Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
7.3.
Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
7.4.
Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
7.5.
Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties.
7.6.
Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur:

If to Company:

Jaguar Health, Inc.

Attn: Lisa Conte

200 Pine Street, Suite 400

San Francisco, California 94104

With a copy to (which copy shall not constitute notice):

Reed Smith LLP

Attn: Donald Reinke

1841 Page Mill Road, Suite 110

Palo Alto, CA 94304

Email: DReinke@ReedSmith.com

If to Investor:

[__________]

Either party hereto may from time to time change its address or e-mail for notices under this Section 7.6 by giving at least three (3) business days’ prior written notice of such changed address to the other party hereto.

7.7.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor (other than by merger). Investor may assign any or all of its rights under this Agreement to any person to whom Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Investor.”
7.8.
Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder. The Company agrees to indemnify and hold harmless Investor for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.
7.9.
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
7.10.
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
7.11.
Remedies.
(a)
The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Investor shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(b)
In addition to any other remedy provided herein or in any document executed in connection herewith, the non-prevailing party shall pay the prevailing party for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of Investor against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to Investor. Further, the non-prevailing party agrees to save and hold the prevailing party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.
7.12.
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows]

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written

INVESTOR:

[____________]

By:

Name:

COMPANY:

Jaguar Health, Inc.

By:

Lisa Conte, Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A
Form of Note
Exhibit B
Form of Warrant

Signature Page to Securities Purchase Agreement

Arbitration Provisions, Page 1